STOCK PURCHASE AGREEMENT

by and among

PREMIER WEALTH MANAGEMENT INC.,

MASTER TRUST S.A.

and

SHAPAYA CORP.

Dated as of July 31st, 2009

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of July 31st, 2009 by and among Premier Wealth Management Inc., a Delaware corporation (the "Seller"), Master Trust S.A., a company organized under the laws of Switzerland ("Master Trust"), and Shapaya Corp, Calle 50, Global Bank Tower, 16th Floor, P.O. Box 0823-04134, Panama City a company organized under the laws of the Republic of Panama

RECITALS:

WHEREAS, Seller is the owner of 100% of the issued and outstanding equity of Master Trust;

WHEREAS, Buyer wishes to purchase from Seller the Acquisition Shares (as defined herein).

WHEREAS, the Seller believes that the sale of the Acquisition Shares to the Buyer is in the best interests of the Seller and its shareholders;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

ARTICLE I

SALE OF SHARES

1.1 Sale and Purchase. Seller hereby agrees to sell to Buyer that number of shares of the Seller, which represents 50.10% of the issued and outstanding equity ownership shares and voting power of Master Trust (the "Acquisition Shares"), free and clear of all liens and encumbrances, and Buyer hereby agrees to purchase all such Acquisition Shares. The Acquisition Shares shall be transferred at Closing Date in accordance with this Agreement. The Closing Date will be the date on which the contract is signed.

1.2 Payment of Purchase Price. In consideration for the Acquisition Shares and subject to Seller receiving a fairness opinion and business valuation, and all requisite consents, Buyer, provided the fairness opinion is provided to the parties before September 30th, 2009, shall make the following payments and deliveries,

a. one third (1/3) on or before October 30, 2009;
b. one third (1/3) on December 30, 2009; and
c. one third (1/3)) on January 31, 2010;

Seller shall make the following deliveries to the Buyer:

1) on receipt of the first payment the 16.70% of the capital of Master Trust S.A.
2) on receipt of the second payment the 16.70% of the capital of Master Trust S.A.
3) on receipt of the third payment the 16.70% of the capital of Master Trust S.A.

The price has been agreed at USD 1,500,000 subject to due diligence and the fairness opinion, and all other consents and conditions required of the parties.

The fairness opinion and all payments shall be made in US dollars (United States Dollars). The payment shall be made by wire transfer or other delivery of immediately available funds by Seller or its designee.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were made on the Closing Date), as follows:

2.1 Due Incorporation. The Seller is a corporation incorporated under the laws of the State of Delaware and duly organized, validly existing and in good standing under the laws of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. The Buyer is licensed or qualified to do business and is in good standing (where the concept of "good standing" is applicable) as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such licensing or qualification.

2.2 Due Authorization. Seller has full power and authority to enter into this Agreement, and each of Seller and the Buyer has full power and authority to enter into their respective Related Agreements. "Related Agreement" means any contract which is to be entered into at the Closing or otherwise pursuant to this Agreement or to facilitate or consummate the transactions contemplated hereby. Seller has duly and validly executed and delivered this Agreement, and Seller will on or prior to the Closing Date will duly and validly execute and deliver any and all Related Agreements. This Agreement constitutes legal, valid and binding obligations of Seller, and all Related Agreements, upon execution and delivery by

Seller, will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

2.3 Consents and Approvals; Authority Relative to this Agreement.

(a) The execution, delivery and performance by Seller of this Agreement and any Related Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any law or regulation; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any encumbrance or lien upon any of the assets or properties of Seller under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract or agreement to which Seller is a party or by which Seller or its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Seller or indebtedness secured by its assets or properties; or (iv) violate or conflict with any provision of any of the certificate of incorporation, charter, bylaws or similar organizational instruments of Seller.

2.4 Capitalization.

(a) The Seller is the only legal and beneficial owner of the issued and outstanding equity of Master Trust (the "Shares"), free and clear of any and all liens or encumbrances. All of such Shares (i) are validly issued, fully paid and non-assessable and (ii) are, and when issued were, free of pre emptive or similar rights.

(b) There are no shares of capital stock or other securities (whether or not such securities have voting rights) of Master Trust issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Seller, or obligating Seller or any of affiliate to cause the Buyer, to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of Master Trust.

(c) The assignments, endorsements, stock powers and other instruments of transfer delivered by each Seller to Buyer on the Closing Date will be sufficient to transfer such Seller's entire interest, legal and beneficial, in the Shares. Seller has, and on the Closing Date will have, full power and authority to convey good and marketable title to all of the Shares, and upon transfer to Buyer of the certificates representing such Shares, Buyer will receive good and marketable title to such Shares, free and clear of all liens and encumbrances.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to each of Seller, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

3.1 Due Incorporation. Buyer is a company duly organized, validly existing and in good standing under the laws of the Republic of Panama, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

3.2 Due Authorization. Buyer has full power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and Related Agreements have been duly and validly approved by the board of directors of Buyer and no other actions or proceedings on the part of Buyer are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Buyer has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements. This Agreement and the Related Agreements constitute legal, valid and binding obligations of Buyer, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

3.3 Consents and Approvals; Authority Relative to This Agreement.

(a) No consent, authorization or approval of (except the approval from Swiss Financial Market Supervisory Authority FINMA), filing or registration with, or cooperation from, any governmental authority or any other person or entity not a party to this Agreement is necessary in connection with the execution, delivery and performance by Buyer of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

(b) The execution, delivery and performance by Buyer of this Agreement and its Related Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any law or regulation; or (ii) violate or conflict with any provision of the certificate of incorporation, charter, bylaws or similar organizational instruments of Buyer.

ARTICLE IV

COVENANTS

4.1 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its and shall cause its affiliates to use their respective best efforts to take all action (or refrain from such action) required of the parties hereto to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby. Seller agrees that unless this Agreement is terminated in accordance with the provisions of this Agreement, Seller will not encumber the Acquisition Shares, will not sell the Acquisition Shares to any person or entity other than Buyer (or an affiliate of Buyer) and will not take any other action which would have the effect of preventing or disabling Seller's performance of its obligations under this Agreement.

4.2 Preservation of Business. From the date of this Agreement until the Closing Date, Seller and Buyer shall cause Master Trust to operate only in the ordinary and usual course of business and consistent with past practices, and shall use its best efforts to (a) maintain the assets of the Buyer in substantially their current state of repair, excepting normal wear and tear, and preserve intact the present business organization and personnel of the Buyer, (b) preserve the goodwill and advantageous relationships of the Buyer with customers, suppliers, independent contractors, employees, consultants, advisors and other Persons material to the operation of its business, and (c) not permit any action or omission which would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached. Without limiting the generality of the foregoing, Master Trust will not, without the prior written consent of Buyer and Seller:

(i) incur any obligation or enter into any contract or transaction which requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $25,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $25,000;

(ii) take any action, or enter into or authorize any contract or transaction, other than in the ordinary course of business and consistent with past practice;

(iii) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties owned or entrusted to it;

(iv) waive, release modify or cancel any claims against third parties or debts owing to it, or any rights which have any value;

(v) make any changes in its accounting systems, policies, principles or practices;

(vi) make any loans, advances or capital contributions to, or investments in, any other Person, in each case, in excess of $25,000;

(vii) acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to the Buyer;

(viii) authorize or make any capital expenditure which individually or in the aggregate is in excess of $25,000;

(ix) make any tax election or settle or compromise any tax liability or waive or extend the statute of limitations in respect of any such taxes;

(x) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suit against Master Trust, or any of its directors, officers, employees or agents;

(xi) pay in excess of $25,000, perform any obligation or agree to pay in excess of $25,000 or perform any obligation, in settlement or compromise of any claims of liability against the Master Trust or any of its directors, officers, employees or agents; or

(xii) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any contract or agreement, or pay any amount not required by law or by any contract or agreement, other than in the ordinary course of business and consistent with past practices.

4.3 Consents and Approvals. Each of Seller and Buyer shall use their best efforts, and shall cause the Buyer to use its best efforts, to obtain all consents, approvals, certificates and other documents required in connection with the performance by any such parties of this Agreement and their respective Related Agreements and the consummation of the transactions contemplated hereby and thereby, including all consents and approvals by each party.

4.4 Supplemental Information.

(a) From time to time prior to the Closing, Seller will promptly disclose in writing to Buyer any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Buyer or which would render inaccurate any of the representations, warranties or statements set forth herein. No information provided to a party pursuant to this Section shall

be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

(b) From time to time prior to the Closing, Buyer will promptly disclose in writing to Seller any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Seller or which would render inaccurate any of the representations, warranties or statements set forth herein. No information provided to a party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

4.5 Exclusivity. Neither of Seller, Buyer or Master Trust or any of their respective directors, officers, employees, representatives, agents, subsidiaries or affiliates shall, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any person or entity concerning (i) any merger, sale or transfer of assets, acquisition, business combination, capital contribution or investment, or change of control or other similar transaction involving Master Trust, the business of Master Trust, its assets or the equity of Master Trust, or (ii) any purchase or other acquisition by any Person of the Acquisition Shares, or (iii) any sale or issuance by the Buyer of any shares of its capital stock. Each of Seller, Master Trust and Buyer, as the case may be, will promptly advise the other parties hereto of, and communicate to such other parties, the terms and conditions of (and the identity of the person or entity making), any such inquiry or proposal received. Seller agrees that the foregoing provisions of this Section are intimately linked to the other transactions contemplated by this Agreement, and Seller acknowledges that Seller would not enter into this Agreement without Buyer agreeing to be bound by the foregoing provisions from the date hereof until the Closing Date.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer are subject to the satisfaction or waiver by Buyer of the following conditions precedent on or before the Closing Date:

5.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Seller contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date.

5.2 Compliance with Agreements and Covenants. Seller and the Buyer shall have performed and complied with all of their respective covenants,

obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

5.3 Consents and Approvals. Buyer shall have received written evidence reasonably satisfactory to Buyer that all consents and approvals required for the consummation of the transactions contemplated hereby or the ownership and operation by Buyer of Master Trust and its business have been obtained, and all required filings have been made.

5.4 Documents. Buyer shall have received all of the agreements, documents and items required to consummate the transactions contemplated herein, except the approval from the Swiss Financial Market Supervisory Authority FINMA that will be asked on or after the Closing Date.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller under this Agreement are subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

6.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Buyer contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made by Buyer on and as of the Closing Date.

6.2 Compliance with Agreements and Covenants. Buyer shall have performed and complied with all of its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

6.3 Documents. Seller shall have received all of the agreements, documents and items required to consummate this Agreement.

6.4 Actions or Proceedings. No action or proceeding by any governmental authority shall have been instituted which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, this Agreement (or any provision of this Agreement) or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby or any integration of any operations of the Buyer with those of Buyer and its affiliates, including its subsidiaries.

6.5 Consents and Approvals. Seller shall have received written evidence reasonably satisfactory to Seller that all consents and approvals required for the consummation of the transactions contemplated hereby under applicable law have been obtained, and all required filings have been made.

ARTICLE VII

CLOSING

7.1 Closing. The Closing shall be scheduled to occur at offices mutually agreed to by the parties on: (i) August 31, 2009, or (ii) such other date as the parties hereto shall mutually agree. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

7.2 Deliveries by Seller. At the Closing, in addition to any other documents or agreements required under this Agreement, Seller shall deliver to Buyer the following:

(a) Certificates evidencing the 50.10% of the outstanding shares of Master Trust;

(b) Evidence, in form reasonably satisfactory to each of the Seller and Buyer, that all consents and approvals required under this Agreement have been obtained;

7.3 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following:

(a) Certificates of Buyer's secretary certifying resolutions of the board of directors of parties approving this Agreement and its Related Agreements and the transactions contemplated hereby and thereby; and

(b) Evidence, in form satisfactory to Seller, that all consents and approvals required under this Agreement have been obtained.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

(a) With the mutual consent of Seller and Buyer;

(b) By Seller, if the Closing shall not have taken place on or before October 30, 2009; provided, however, that the right to terminate this Agreement under this Section shall not be available to Seller if Seller has willfully failed to fulfill

any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

(c) By Buyer, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Seller or of the Buyer hereunder, and such breach shall not have been remedied within ten business days after receipt by Seller of a notice in writing from Buyer specifying the breach and requesting such be remedied; or

(d) By Seller, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Buyer hereunder, and such breach shall not have been remedied within ten business days after receipt by Buyer of notice in writing from Seller specifying the breach and requesting such be remedied.

ARTICLE IX

INDEMNIFICATION

9.1 Survival. Except as otherwise specified, the representations and warranties of Seller contained herein shall survive the Closing.

9.2 Indemnification by Buyer. Buyer agrees to indemnify each of Seller against, and agrees to hold each of them harmless from, any and all losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

(a) any breach of or any inaccuracy in any representation or warranty made by Buyer in this Agreement or any Related Agreement or any document delivered at the Closing;

(b) any breach of or failure by Buyer to perform any covenant or obligation set out or contemplated in this Agreement, including the obligation to consummate the sale and purchase of the Acquisition Shares, or any Related Agreement or any document delivered at the Closing; provided that (i) such breach or failure has not been cured within 15 days of Seller having given notice of the occurrence of such breach or failure and (ii) such breach or failure has caused a decrease in the amount of the cash consideration to be paid to Seller, and such indemnifiable Loss shall be limited to the amount of such decrease; provided, however, that a notice of Seller's claim shall have been given to Buyer reasonably promptly following the occurrence of such breach or failure.

9.3 Claims. The provisions of this Section shall be subject to Section 10.6. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the indemnified person ("Indemnified Person") shall promptly give notice to the indemnifying person ("Indemnified Person") of such claim and the amount the Indemnified Person will be entitled to

receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference. Buyer shall be entitled, but not required, to set off the amount of any claim or claims in respect of which Buyer is entitled to indemnification against the cash consideration and Installment Payments that would otherwise to be paid to Seller under this Agreement. In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of Two Times Prime from, and including, the thirty-fifth day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

9.4. Notice of Third-Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying

Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

9.5 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least 30 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

9.6 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

9.7 Tax Character. Seller and Buyer agree that any payments pursuant to this Article X will be treated for applicable tax purposes as adjustments to the purchase price of the Shares, and that they will report such payments on all Tax Returns consistently with such characterization.

ARTICLE X

MISCELLANEOUS

10.1 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

10.2 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, or (b) on the date of transmission if sent by telex, facsimile or other wire

transmission to the corporate offices of each of the Buyer or Seller or such other addresses and facsimile numbers provided by the parties on the Closing Date.

10.3 Effect of Investigation.

(a) Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Buyer shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, Seller or the Buyer made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) there from by Buyer.

(b) Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Seller or the Buyer shall not limit, qualify, modify or amend the representations, warranties and covenants of, or indemnities by, Buyer made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) there from by Seller or the Buyer.

10.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

10.5 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.6 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections or Exhibits shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

10.7 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Switzerland, without giving effect to any otherwise applicable principles of conflicts of law thereof.

10.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, legal representatives, successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party hereto without the written consent of each other party hereto, except that Buyer may assign its rights hereunder, but not its obligations, without such consent to any Affiliate of Buyer.

10.9 Publicity. Prior to the Closing Date, except as required by law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by Buyer, Seller, the Buyer or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Buyer and Seller, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions.

10.10 Liquidated Damages. If, prior to the Closing, Seller fails to close on the transactions contemplated hereby, unless Seller is entitled not to close pursuant to the terms hereof, Buyer may lawfully terminate this Agreement in accordance with the notice and lapse of time requirements of this Agreement, and if it is so terminated, US $1,000,000 shall be payable by Seller to Buyer as liquidated damages to Buyer, and such payment, which the parties agree is not a penalty, shall be the sole remedy prior to the Closing of Buyer for such failure by Seller and shall only be available as a remedy prior to the Closing.

10.11 Further Assurances. Upon the reasonable request of Buyer, Seller will on and after the Closing Date execute and deliver to Buyer such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Buyer of, and to vest fully in Buyer title to, the Shares, and to otherwise carry out the purposes of this Agreement.

10.12 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
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10.13 Remedies Cumulative. Unless otherwise specified, the remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

10.14 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto and

supersede any and all prior agreements, arrangements and understandings among the parties.

10.15 Jurisdiction of Disputes; Waiver of Jury Trial. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within Switzerland; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section and to service of process upon them in accordance with the notice provision set forth herein (or pursuant to any other method of service permitted under Swiss law); (c) agree to waive to the full extent permitted by law any objection or defense that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an improper or inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

PREMIER WEALTH MANAGEMENT INC.

MASTER TRUST S.A.

SHAPAYA CORP